Exhibit 5.1

September 11, 2020

The ExOne Company

127 Industry Boulevard

North Huntingdon, Pennsylvania 15642

Ladies and Gentlemen:

We have acted as special counsel to The ExOne Company, a Delaware corporation (the “Company”), in connection with (i) the Registration Statement on Form S-3 (File No. 333-223690) (the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), with an aggregate offering amount of up to $125,000,000 and (ii) the offer and sale by the Company from time to time of up to $25,000,000 in aggregate offering amount of shares of Common Stock (the “Shares”) pursuant to an Equity Distribution Agreement, dated September 11, 2020 (the “Equity Distribution Agreement”), between the Company and Canaccord Genuity LLC., as agent (the “Agent”), as described in the Company’s Prospectus, dated April 23, 2018 (the “Prospectus”) and Prospectus Supplement, dated September 11, 2020 (the “Prospectus Supplement”). The Registration Statement became effective on April 23, 2018. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act of 1933, as amended. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement or the Equity Distribution Agreement.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a) the Registration Statement;

(b) the Prospectus;

(c) the Prospectus Supplement; and

(d) the Equity Distribution Agreement.

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Also, we have examined and relied upon the following:

(i)    a certificate from the corporate secretary of the Company certifying as to (A) true and correct copies of the certificate of incorporation and amended and restated bylaws of the Company (the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Company authorizing the filing of the Registration Statement by the Company and (2) the unanimous written consent of the Board of Directors of the Company authorizing the issuance and sale the Common Stock by the Company pursuant to the Equity Distribution Agreement (the “Authorizing Resolutions”);

(ii)    a certificate dated September 11, 2020 issued by the Secretary of State of the State of Delaware attesting to the corporate status and good standing of the Company in the State of Delaware; and

(iii)    originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the Delaware General Corporation Law and the relevant laws of the United States.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)    Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof and (ii) certificates and assurances from public officials, all of such certificates and assurances are accurate with regard to factual matters.

(b)    Signatures. The signatures of individuals who have signed the Equity Distribution Agreement are genuine and (other than those of individuals signing on behalf of the Company) authorized.

(c)    Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d)    Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the Equity Distribution Agreement are validly existing and in good standing in their respective jurisdictions of formation and have the capacity and full power and authority to execute, deliver and perform the Equity Distribution Agreement and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date hereof. All individuals who have signed the Equity Distribution Agreement had the legal capacity to execute the Equity Distribution Agreement.

(e)    Authorization, Execution and Delivery of the Equity Distribution Agreement. The Equity Distribution Agreement and the documents required or permitted to be delivered thereunder have been duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been duly executed and delivered by such parties, except that no such assumption is made as to the Company.

(f)    Equity Distribution Agreement Binding on Certain Parties. The Equity Distribution Agreement and the documents required or permitted to be delivered thereunder are valid and binding obligations enforceable against the parties thereto in accordance with their terms.

(g)    Noncontravention. Neither the offer and sale of the Shares by the Company or the execution and delivery of the Equity Distribution Agreement by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, except that no such assumption is made with respect to the Company as to its Organizational Documents as of the date hereof, (ii) any law or regulation of any jurisdiction applicable to any such party, except that no such assumption is made with respect to the Company as to any Applicable Law as of the date hereof or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound, except that no such assumption is made with respect to the Company as to the Equity Distribution Agreement as of the date hereof.

(h)    Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the issuance of the Shares by the Company or to the execution and delivery of the Equity Distribution Agreement by the parties thereto or the performance by such parties of their obligations thereunder have been obtained or made, except that no such assumption is made with respect to any consent, approval, authorization or filing that is applicable to the Company.

(i)    No Mutual Mistake, Amendments, etc. There has not been any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Shares as contemplated by the Registration Statement, Prospectus and the Prospectus Supplement. There are no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Equity Distribution Agreement.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1.    Organizational Status. The Company is a validly existing corporation under the laws of the State of Delaware, and is in good standing under such laws.

2.    Power and Authority. The Company has the corporate power and authority to issue the Shares.

3.    Validity of the Shares When (i) the Shares have been issued and sold as contemplated by the Registration Statement, the Equity Distribution Agreement, the Prospectus and the Prospectus Supplement, (ii) the Company has received the consideration provided for in the Equity Distribution Agreement, (iii) such consideration per share is not less than the amount specified by an Authorized Officer (as such term is defined in the Authorizing Resolutions) and (iv) certificates in the form required under the laws of the State of Delaware representing the Shares are duly executed, countersigned, registered and delivered, if such Shares are certificated, such Shares will be validly issued, fully paid and non-assessable.

Qualification and Limitation Applicable to Our Opinions

The opinions set forth above are limited to the Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the date hereof. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K and the incorporation of this opinion by reference in the Registration Statement and to references to us under the heading “Legal Matters” in the Registration Statement and in the Prospectus and the Prospectus Supplement relating to the Shares. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

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